EXHIBIT 10.1
ABM INDUSTRIES INCORPORATED
EXECUTIVE STOCK OPTION PLAN
(as amended and restated as of December 9, 2008)
ARTICLE 1
Definitions
As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:
(a) “Beneficiary” means a person designated as such by an Optionee or a Beneficiary for purposes of the Plan or determined with reference to Section 4.4.
(b) “Board” shall mean the Board of Directors of the Company.
(c) “Cause” shall mean, with respect to an Optionee, (i) the willful and continued failure to substantially perform the Optionee’s duties and responsibilities for reasons other than death or disability, after a written demand for substantial performance is delivered to him/her by the Company which specifically identifies the manner in which the Company believes that the Optionee has not substantially performed the Optionee’s duties; (ii) the Optionee’s conviction (or entry of a plea bargain admitting criminal guilt) of any felony or a misdemeanor involving moral turpitude; (iii) intentional breach by the Optionee of his/her fiduciary obligations to the Company or any securities laws applicable to the Company; or (iv) intentional wrongful engagement by the Optionee in any Competitive Activity; and, for purposes of this subsection (iv), any such act shall have been demonstrably and materially harmful to the Company. For purposes of the Plan, no act or failure to act on the part of the Optionee will be deemed “intentional” if it was due primarily to an error in judgment or negligence, but will be deemed “intentional” only if done or omitted to be done by the Optionee not in good faith and without reasonable belief that the Optionee’s action or omission was in the best interest of the Company.
(d) “Change in Control” shall mean that any of the following events occurs: (i) (A) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 35% of the combined voting power of the then-outstanding voting stock of the Company or succeeds in having nominees as directors elected in an “election contest” within the meaning of Rule 14a-12(c) under the Exchange Act and (B) within 18 months thereafter, individuals who were members of the Board of Directors of the Company immediately prior to either such event cease to constitute a majority of the members of the Board of Directors of the Company; or (ii) a majority of the Board ceases to be comprised of Incumbent Directors; or (iii) the consummation of a reorganization, merger, consolidation, plan of liquidation or dissolution, recapitalization or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the stock or assets of another Company, or other transaction (each, a “Business Transaction”), unless, in any such case, (A) no Person (other than the Company, any entity resulting from such Business Transaction or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Transaction) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such Business Transaction and (B) at least one-half of the members of the Board of Directors of the entity resulting from such Business Transaction were Incumbent Directors at the time of the execution of the initial agreement providing for such Business Transaction.
(e) “Committee” shall mean the Compensation Committee of the Board, or such other committee as the Board may designate. The Committee shall consist of not fewer than three members of the Board. Each member of the Committee shall be a “disinterested person” as defined in Rule 16b-3 under the Securities Exchange Act of 1934.
(f) “Company” shall mean ABM Industries Incorporated.
(g) “Competitive Activity” shall mean, with respect to an Optionee, the Optionee’s participation, without the written consent signed by an officer of the Company and authorized by the Board, in the management of any business enterprise if (i) such enterprise engages in substantial and direct competition with the Company and such enterprise’s sales of any product or service competitive with any product or service of the Company amounted to 10% of such enterprise’s net sales for its most recently completed fiscal year and if the Company’s net sales of said product or service amounted to 10% of the Company’s net sales for its most recently completed fiscal year or (ii) the primary business done or intended to be done by such enterprise is in direct competition with the business of providing facility services in any geographic market in which the Company operates. “Competitive Activity” will not include the mere ownership of securities in any such enterprise and the exercise of rights appurtenant thereto, if such ownership is less than 5% of the outstanding voting securities or units of such enterprise.
(h) The “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(i) For the purposes of this Plan, the term “fair market value,” when used in reference to the date of grant of an option or the date of surrender of Stock in payment for the purchase of shares pursuant to the exercise of an option, as the case may be, shall refer to the closing price of the Stock as quoted in the Composite Transactions Index for the New York Stock Exchange, on the day before such date as published in the “Wall Street Journal,” or if no sale price was quoted in any such Index on such date, then as of the next preceding date on which such a sale price was quoted.
(j) “Incumbent Directors” shall mean the individuals who, as of December 9, 2008, are members of the Board and any individual becoming a member of the Board subsequent to such date whose election, nomination for election by the Company’s shareholders or appointment was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.
(k) “Nonemployee Director” shall mean a member of the Board who is neither an employee of the Company nor of any Subsidiary.
(l) “Option” shall mean an option to purchase Stock granted to the provisions of Article VI hereof.
(m) “Optionee” shall mean an individual to whom an Option has been granted hereunder.
(n) “Plan” shall mean the ABM Industries Incorporated Executive Stock Option Plan, the terms of which are set forth herein.

(o) “Stock” shall mean the Common Stock of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other corporation, such other stock or securities.
(p) “Stock Option Agreement” shall mean the agreement between the Company and the Optionee under which the Optionee may purchase Stock hereunder.
(q) “Subsidiary” shall mean any corporation, the majority of the outstanding capital stock of which is owned, directly or indirectly, by the Company.
(r) “Vesting Date” shall mean an Optionee’s “Initial Vesting Date” or “Final Vesting Date”, as the case may be. An Optionee’s Initial Vesting Date shall apply to the first fifty percent (50%) of the shares covered by his or her Option, and shall mean the Optionee’s sixty-first (61st) birthday. An Optionee’s Final Vesting Date shall apply to the remaining fifty percent (50%) of the shares covered by such Option, and shall mean the Optionee’s sixty fourth (64th) birthday.
ARTICLE II
The Plan
     2.1 Name. This Plan shall be known as the “ABM Industries Incorporated Executive Stock Option Plan”.
     2.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by affording to Nonemployee Directors and to key management employees of the Company and its Subsidiaries an opportunity to acquire or increase their proprietary interest in the Company by the grant to such individuals of Options under the terms set forth herein. By thus encouraging such individuals to become owners of the Company shares, the Company seeks to motivate, retain, and attract those highly competent individuals upon whose judgment, initiative, leadership, and continued efforts the success of the Company in large measure depends.
ARTICLE III
Participants
     Any officer or other key management employee of the Company of its Subsidiaries shall be eligible to participate in the Plan. Prior to December 9, 2003, the Committee may grant Options to any eligible employee in accordance with such determinations as the Committee from time to time in its sole discretion shall make. Effective December 9, 2003, no additional Options shall be granted under the Plan. Each Nonemployee Director who both (1) is such on the date of the 1995 Annual Meeting of Stockholders, and (2) does not hold an Option, automatically shall receive as of such date only, an Option to purchase 12,000 shares of Stock, but subject to Section 6.2 (regarding the ineligibility of

10 percent ((10%) holders). Each Nonemployee Director who becomes such after the 1995 Annual Meeting of Stockholders and prior to December 9, 2003, automatically shall receive, as of the date of his or her election or appointment to the Board, an Option to purchase 12,000 shares of Stock.
ARTICLE IV
Administration
     4.1 Duties and Powers of Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have the sole discretion and authority to determine from among eligible employee those to whom an the time or times at which the Options may be granted and the number of shares of Stock to be subject to each Option. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all other determinations necessary or advisable in the administration of the Plan.
     4.2 Majority Rule. A majority of the members of the committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by a majority of the whole Committee shall constitute the action of the Committee.
     4.3 Company Assistance. The Company shall supply fill and timely information to the Committee on all matters relating to eligible employees and Nonemployee Directors, their employment or service, death, retirement, disability or other termination of employment or service, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.
     4.4 Beneficiary Designation. Optionees and their Beneficiaries may designate on the prescribed form one or more Beneficiaries to whom distribution shall be made of any vested Options outstanding at the time of the Optionee’s or Beneficiary’s death. An Optionee or Beneficiary may change such designation at any time by filing the prescribed form with the Committee or its designee. If a Beneficiary has not been designated or if no designated Beneficiary survives the Optionee or Beneficiary, distribution will be made to the residuary beneficiary under the terms of the Optionee’s or Beneficiary’s last will and testament or, in the absence of a last will and testament, to the Optionee’s or Beneficiary’s estate as beneficiary.
ARTICLE V
Shares of Stock Subject to Plan

     5.1 Limitations. Subject to adjustment pursuant to the provisions of Section 5.3 hereof, the number of shares of Stock which may be issued and sold hereunder shall not exceed 2,360,000 shares. Such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.
     5.2 Options and Awards Granted Under Plan. Shares of Stock with respect to which an Option granted hereunder shall have been exercised shall not again be available for Options hereunder. If Options granted hereunder shall terminate for any reason without being wholly exercised, new Options may be granted hereunder for the number of shares to which such Option termination relates.
     5.3 Antidilution. In the event that the outstanding shares of Stock hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:
(a) The aggregate number and kind of shares subject to Options which may be granted hereunder shall be adjusted appropriately;
(b) Rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option price, shall be adjusted appropriately;
(c) Where dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation is involved, each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger, or combination, to exercise his Option in whole or in part, without regard to any time of exercise provisions.
     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely the Committee, and any such adjustment may provide for the elimination of fractional share interests
ARTICLE VI
Options
     6.1 Option Grant and Agreement. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option Agreement dated as of the date of grant and executed by the Company and the Optionee, which Agreement shall set forth such terms and conditions as my be determined by the Committee consistent with the Plan.
     6.2 Participant Limitation. The Committee shall not grant an Option to any individual for such number of shares of Stock that, immediately after the grant, the total number of shares of Stock owned or subject to all options exercisable at any time by such individual exceed ten percent (10%) of the total combined voting power of all Stock of the Company or its Subsidiaries. For this purpose an individual shall be considered as owning stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendents, and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries.
     6.3 Option Price. The per share Option price of the Stock subject to each Option shall be determined by the Committee, but the per share price shall not be less than the Fair Market Value of the Stock on the date the Option is granted. The per share Option price of the Stock subject to each Option granted to a Nonemployee Director shall equal 100% of the Fair Market Value of the Stock on the date the Option is granted.
     6.4 Period of Exercisablity. Subject to Sections 6.5 (a) and 6.7, the period during which each Option may be exercised shall be determined in accordance with the following rules. As to the first fifty percent (50%) of the shares covered by an Option, the Option may be exercised during the period commencing on the Optionee’s Initial Vesting Date and ending one (1) year after the Optionee’s termination of employment with the Company and all of its Subsidiaries (termination from the Board, in the case of Nonemployee Director).
     As to the remaining fifty percent (50%) of the shares covered by the Option, the Option may be exercised during the period commencing on the Optionee’s Final Vesting Date and ending one (1) year after the Optionee’s termination of employment with the Company and all of its Subsidiaries (termination from the Board, in the case of a Nonemployee Director).
     6.5 Option Exercise.
(a) Options granted hereunder may not be exercised unless the Optionee shall have remained in the employ of the Company or its Subsidiaries (on the Board in the case of a Nonemployee Director) until the applicable Vesting Date.
(b) Options may be exercised in whole or in part from time to time with respect to whole shares only, during such period for the exercise thereof, and shall be exercised by written notice of exercise with respect to a specified number of shares delivered to the Company at its headquarters office, and payment in full to the Company at said office of the amount of the Option price for the number of shares of Stock with respect to which the Option is exercised. In addition to and at the time of payment of the Option price, Optionee shall pay to the Company in cash the full amount of all the federal and/or state withholding taxes applicable to the taxable income of such Optionee resulting from such exercise.
     6.6 Nontransferability of Option. Options shall be exercisable, during the Optionee’s lifetime, only by the Optionee. No Option or any right granted thereunder shall be transferable by the Optionee by operation of law or otherwise, other than by will or the laws of descent and distribution. Notwithstanding the foregoing, an Optionee may designate a Beneficiary to succeed, after the Optionee’s death, to all of the Optionee’s Options outstanding on the date of death.
     6.7 Effect of Change in Control on Options. In the event of a Change in Control, the surviving, continuing, successor, or purchasing Company or other business entity or parent thereof, as the case may be (the “Acquiror”) may, without the consent of any Optionee, either assume or continue the Company’s rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options covering the Acquiror’s stock. All options assumed or continued by the Acquiror in connection with a Change in Control will become fully vested and exercisable if, during the 12-month period following the Change in Control, the Optionee’s employment is terminated without Cause or, in the case of a Nonemployee Director, the Optionee’s service to the Company as a Director is terminated. Any Options that are neither assumed nor continued by the Acquiror in connection with the Change in Control shall, contingent on the Change in Control, become fully vested and exercisable immediately prior to the Change in Control.
     6.8 Effect of Termination of Employment or Service. Subject to the provisions of Section 6.7 above, if, prior to an Optionees applicable Vesting Date, the Optionee’s employment or service shall be terminated by the Company or a Subsidiary with or without Cause, or by the act of the Optionee, the right to exercise such Option (or portion thereof) shall terminate and all rights thereunder shall cease.
     6.9 Rights as Stockholder. An Optionee shall have no rights as a stockholder with respect to any shares subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein.

ARTICLE VII
Stock Certificates
     The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder prior to fulfillment of all the following conditions:
(a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed;
(b) The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities Exchange Commission or any other governmental regulatory body, which the Committee shall in its sole discretion deem necessary or advisable;
(c) The obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable; and
(d) The lapse of such reasonable period of time following the exercise of the Option as the Committee from time to time may establish or approve for reasons of administrative convenience.
ARTICLE VIII
Amendment and Termination of Plan
     The Board may at any time, or from time to time, amend or terminate the Plan in any respect, except that, to the extent required to maintain this Plan’s qualification under Rule 16b-3, any amendment shall be subject to stockholder approval.
ARTICLE IX
Miscellaneous
     9.1 No Effect on Employment or Service. Nothing in the Plan or in any Option granted hereunder or in any Stock Option Agreement shall confer upon any employee the right to continue as a member of the Board or in the employ of the Company or in any Subsidiary.

     9.2 Use of Proceeds. The proceeds received by the Company from the sale of Stock pursuant to the exercise of Options shall be added to the Company’s general funds and used for general corporate purposes.
     9.3 Effective Date. The effective date of this amendment and restatement of the Plan is January 11, 2005. The amendment and restatement of the Plan shall have no effect on the Options granted under the Plan prior to the amendment and restatement.
     9.4 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.
     9.5 Singular, Plural; Gender. Wherever used herein, nouns in the singular shall include the plural and the masculine pronoun shall include the feminine gender.
     9.6 Headings Not Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.